Exhibit 10.3

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the "Agreement") dated as of June 28, 2011, is by and among Media Technologies, Inc., a Nevada corporation ("Parent"), Our World Live, Inc., a Nevada Corporation (the "Company"), The MDW and GRW 2000 Irrevocable Trust and The Shawn Wayne 2000 Irrevocable Trust (collectively, the " Indemnifying Shareholders" and each individually an " Indemnifying Shareholder").

RECITALS:

WHEREAS, pursuant to that certain Agreement and Plan of Merger dated June 14, 2011 (the “Merger Agreement”) by and among Parent, OWL Acquisition Inc. (“Merger Sub”), the Company, certain Major Shareholders of the Company (the “Major Shareholders”) and Michael Williams (as "Shareholders' Representative"), Parent will acquire the Company via the merger of the Company with and into the Merger Sub with the Merger Sub continuing as the surviving corporation and as a wholly owned subsidiary of Parent (the “Merger”);

WHEREAS, pursuant to Article 9., Section 9.2 of the Merger Agreement subject to the limitations set forth in Section 9.4, with regard to any claim pursuant to Section 9.2(a), the Indemnifying Shareholders, will jointly and severally indemnify and hold harmless the Parent, the Surviving Corporation, Merger Sub and their respective Affiliates, officers, directors, agents, employees, successors, representatives and assigns (each, a “Buyer Indemnified Party”) from and against any and all Damages asserted against, resulting to, imposed upon, or incurred or suffered by any Buyer Indemnified Party, directly or indirectly, as a result of or arising from any of the following (each, a “Seller Indemnifiable Claim”):

(a)

any breach or inaccuracy of any representation or warranty by OWL or the Major Shareholder to Parent and Merger Sub contained in this Agreement, the Schedules or Exhibits attached hereto, or any agreements, documents or certificates delivered by any of the Major Shareholders pursuant to this Agreement, ignoring, for the purposes of determining the inaccuracy or breach thereof, any qualification as to materiality or Material Adverse Effect contained in such representation or warranty;

(b)

any breach or violation of any covenant, obligation or agreement by any of the Major Shareholders or OWL contained in this Agreement, the Schedules or Exhibits attached hereto, or any agreements, documents or certificates delivered by any of the Major Shareholders pursuant to this Agreement

(c)

Any liability for Taxes, arising out of the operation of the business of the Company prior to the Closing Date;

(d)

any brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any person with any of the Shareholders (or any person acting on their behalf) in connection with the transactions contemplated by this Agreement; and

(e)

any actions, claims or suits by, or obligations to Bandcrashers, James Jensen or James Jensen Consulting, LLC;

WHEREAS, pursuant to Article 9., Section 9.8 of the Merger Agreement in order provide a mechanism and fund for the payment of any Seller Indemnifiable Claim, Indemnifying Shareholders shall concurrently with the Closing each deliver one or more certificates representing an aggregate of 500,000 shares each for a total of 1,000,000 post-merger shares (the “Indemnity Shares”) of the Parent Common Stock, 500,000 shares of which shall be registered to the MDW and GRW 2000 Irrevocable Trust and  500,000 shares of which shall be registered to the Shawn Wayne 2000 Irrevocable Trust along with five (5) duly executed Irrevocable Stock Power executed in blank in favor of the Parent, with signatures Medallion Guaranteed.

WHEREAS, in as a condition of the Merger Agreement, the Indemnifying Shareholders are executing this Agreement.

NOW, THEREFORE, to effect the transactions contemplated hereby and in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth, and intending to be legally bound hereby, the parties agree as follows:

1.

Indemnification by the Shareholders.  The Indemnifying Shareholders shall, jointly and severally, indemnify and hold harmless the Parent, the Company and their representatives, stockholders, controlling persons and affiliates (the "Indemnified Group") from any and all liabilities, losses, claims, damages, costs and expenses (including reasonable attorneys', consultants' and accountants' fees and other expenses and costs of litigation) paid by any member of the Indemnified Group or which a Member of the Indemnified Group is obligated to pay, whether or not involving a third party claim, arising out of or resulting directly or indirectly from any claim relating to:

(a)

any breach or inaccuracy of any representation or warranty by OWL or the Major Shareholder to Parent and Merger Sub contained in the4 Merger Agreement, the Schedules or Exhibits attached hereto, or any agreements, documents or certificates delivered by any of the Major Shareholders pursuant to this Agreement, ignoring, for the purposes of determining the inaccuracy or breach thereof, any qualification as to materiality or Material Adverse Effect contained in such representation or warranty;

(b)

any breach or violation of any covenant, obligation or agreement by any of the Major Shareholders or OWL contained in the Merger Agreement, the Schedules or Exhibits attached hereto, or any agreements, documents or certificates delivered by any of the Major Shareholders pursuant to the Merger Agreement;

(c)

Any liability for Taxes, arising out of the operation of the business of the Company prior to the Closing Date;

(d)

any brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any person with any of the Shareholders (or any person acting on their behalf) in connection with the transactions contemplated by the Merger Agreement; and

(e)

any actions, claims or suits by, or obligations to Bandcrashers, James Jensen or James Jensen Consulting, LLC.

2.

Method of Indemnification.

(a)

In order provide a mechanism and fund for the payment of any Seller Indemnifiable Claim, the Indemnifying Shareholders agree that concurrently with the Closing of the Merger to each deliver one or more certificates representing an aggregate of 500,000 shares each for a total of 1,000,000 post-merger shares (the “Indemnity Shares”) of the Parent Common Stock, 500,000 shares of which shall be registered to the MDW and GRW 2000 Irrevocable Trust and  500,000 shares of which shall be registered to the Shawn Wayne 2000 Irrevocable Trust along with five (5) duly executed Irrevocable Stock Power executed in blank in favor of the Parent, with signatures Medallion Guaranteed.

(b)

In the event of a valid or settlement Seller Indemnifable Claim, the Parent shall have the right to cancel such number of the Indemnity Shares which value is equal to the amount of the Seller Indemnifiable Claim, and such cancellation shall be made equally from the shares held by each of the Indemnifying Shareholders. For the purpose of this Section the value of one (1) Indemnity Share shall be fifty percent (50%) of the average of the closing bid and closing ask of the Parent’s Common Stock, as report by the OTCBB, on the date that such Seller Indemnifiable Claim is determined to be valid or settled.

(c)

Provided that no claim has been made with the six (6) month period following the Closing, at the end of said six (6) month period 50% of each of the Indemnity shares shall be return to each of Indemnifying Shareholders.  If there has been any claim due said period, or there is a pending Claim, then no such shares shall be released until all of such pending or threatened claims have been fully resolved.

(d)

Provided that no claim has been made with the twelve (12) month period following the Closing, at the end of said twelve (12) month period all, or any balance of the Indemnity shares shall be return to each of Indemnifying Shareholders.  If there has been any claim due said period, or there is a pending Claim, then no such shares shall be released until all of such pending or threatened claims have been fully resolved.

3.

Additional Terms.  The terms and conditions set forth in Article 9., of the Merger Agreement are incorporated into this Agreement and shall be deemed a part hereof.

Signature page follows

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

OUR WORLD LIVE, INC.

/s/ Bryant D. Cragun
By: Bryant D. Cragun
Its: Secretary

MEDIA TECHNOLOGIES, INC.

/s/ Bryant D. Cragun
By: Bryant D. Cragun
Its: President

INDEMNIFYING SHAREHOLDERS
The MDW and GRW 2000 Irrevocable Trust

/s/ Michael Williams
By: Michael Williams
Its: Trustee

The Shawn Wayne 2000 Irrevocable Tru

/s/ Shawn Wayne
By: Shawn Wayne
Its: Trustee